U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): June 12, 2009

Commission File Number: 000-33193

SNRG CORPORATION
(Exact name of small business issuer as specified in its charter.)

Nevada	90-0082485
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1800 St James, Suite 306
Houston, TX  77056
(Address of principal executive offices)

(713) 961-3200
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 12, 2009, SNRG Corporation and its wholly-owned subsidiary, Texas Gohlke Partners Inc. (collectively the “Company”) entered into an Assignment and Bill of Sale (the “Assignment”) with Rangeford Resources, Inc. (“Rangeford”), which is described in greater detail below under “Item 2.01. Completion of Acquisition or Disposal of Assets.”

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the Assignment, the Company sold (a) all of its right, title and interest in and to the oil, gas and mineral leases and wells located in and on certain oil and gas leases totaling an aggregate of 232.948 acres, located in Victoria County, Texas and including the rights to the Company’s M.G. Hensley Well #1 (collectively the “Property”), and (b) all materials, supplies, equipment, improvements and fixtures located on the Property, to Rangeford, for an aggregate of $100,000 in cash.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Assignment and Bill of Sale

* Filed herewith.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SNRG CORPORATION

/s/ D. Elroy Fimrite
D. Elroy Fimrite
President
June 18, 2009